UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 20, 2014

FRESH HEALTHY VENDING INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-177305	45-2511250
(Commission File Number)	(IRS Employer Identification No.)

9650 Scranton Road, Suite 801, San Diego, CA 92121
(Address of Principal Executive Offices)

858-210-4200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On January 20, 2014, Fresh Healthy Vending International, Inc. announced that it has entered into agreements with World Franchise Associates and Global Franchise Partners (together the “Partners”)  to build its brand internationally by identifying prospective Master Franchisors or Joint Venture Partners to develop the company’s franchise network outside of North America.  Under the terms of the agreements the Partners are required to meet certain milestones and timeframes for marketing the master franchise license and joint venture partner opportunities.  In exchange for their services, the Partners are entitled to receive a monthly retainer fee and a portion of the proceeds from any master franchise licensing or joint venture relationships that result.

A copy of our press release announcing these agreements is attached to this Form 8-K as exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2014

Fresh Healthy Vending International, Inc.

/s/ ALEX KENNEDY

By: Alex Kennedy

Chief Executive Officer, Chief Financial Officer